Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	CardioNet, Inc.
Heather C. Getz
Investor Relations
800-908-7103
investorrelations@cardionet.com

CardioNet, Inc. Reports Fourth Quarter and Full Year 2012 Financial Results

Conshohocken, PA — (BUSINESS WIRE) — February 13, 2013 — CardioNet, Inc. (NASDAQ:BEAT), the leading wireless medical technology and research services company with a current focus on the diagnosis and monitoring of cardiac arrhythmias, today reported results for the fourth quarter and full year-ended December 31, 2012.

2012 Highlights

•                  Generated positive adjusted EBITDA for the fourth quarter and full year 2012

•                  Experienced increased patient volume year over year

•                  Completed acquisition of Cardiocore Lab, Inc., a leading research services business

•                  Completed acquisition of ECG Scanning and Medical Services, Inc., a cardiac monitoring company

•                  Introduced CardioNet’s new wireless event device, wEvent

•                  Reduced DSO to 56 days, a 19 day improvement compared to year end 2011

•                  $18.3 million in cash and no debt as of December 31, 2012

President and CEO Commentary

Joseph Capper, President and Chief Executive Officer of CardioNet, commented: “2012 was a pivotal year for CardioNet, capped by a solid fourth quarter performance with positive adjusted EBITDA and revenue growth.  The Company had several significant achievements this year, including the successful completion of two acquisitions, which provided scale and diversification.  Our research services business, bolstered by the acquisition of Cardiocore in August, contributed strong results for the quarter, as evidenced by a shift in our revenue to 17% from research as compared to 1% in the fourth quarter 2011.  As we have previously stated, we view the clinical research market as a significant avenue for growth.

“In our patient services segment, volume increased year over year, aided by the acquisition of ECG Scanning early in the year.  During the fourth quarter, we launched the wEvent™, our wireless event monitor, as part of our “CardioNet Comprehensive” initiative, demonstrating our focus on offering the most extensive suite of cardiac outpatient monitoring solutions in the industry.  We have also aligned the sales force compensation structure to facilitate this initiative.  We have seen a positive market response as we continue to grow our prescribing physician base.  We believe this strategy will allow us to increase our market share and grow revenue.

“As we continue our efforts to grow the business, we have not lost focus on gaining efficiencies, improving operations or containing costs, as evidenced by the reduction in the core business’ cost structure.  Over the past three years, we have removed more than $30 million of expense, resulting in a more efficient and focused organization.  As part of our operational improvements, we now offer MCOTTM patient monitoring through centers on both coasts, providing better service to our patients.

“Despite the investments and the acquisitions made this year, the Company continues to maintain a strong balance sheet with over $18 million in cash and no debt.  Excluding acquisitions, the Company was cash flow neutral for the year, despite capital expenditures and the shareholder and patent litigation settlements.  This enabled us to reduce our DSO to 56 days, a significant reduction compared to the prior year and on par with other health care providers.  With our strong balance sheet, more efficient operations and diversified business model, we are building an organization that is poised for growth.”

Fourth Quarter Financial Results

Revenue for the fourth quarter 2012 was $30.0 million, an increase of 11.9% compared to $26.8 million in the fourth quarter 2011.  Despite an increase in overall patient volume, patient services revenue declined $2.7 million primarily due to a shift in product mix to event and Holter monitoring which carry a lower reimbursement rate.  This decline was offset by an increase in research services revenue of $4.9 million primarily related to the acquisition of Cardiocore.  Additionally, product revenue increased $0.9 million due to increased volume in the quarter.  For the three months ended December 31, 2012, patient revenue was comprised of 48% Medicare and 52% commercial.

Gross profit for the fourth quarter 2012 increased to $17.2 million, or 57.3% of revenue, compared to $16.6 million, or 62.1% of revenue, in the fourth quarter of 2011.  The decline in the gross profit percentage was primarily related to the growth in the research services segment with the addition of Cardiocore, which has a lower gross margin than the Company’s patient services business.

On a GAAP basis, operating expenses for the fourth quarter 2012 were $22.0 million, a decrease of 66.8% compared to $66.2 million in the fourth quarter 2011.  This decrease was driven by a goodwill impairment charge of $46.0 million in the fourth quarter 2011.  On an adjusted basis, operating expenses for the fourth quarter were $19.3 million, a 10.1% increase compared to $17.5 million for the prior year quarter, excluding $2.7 million in the fourth quarter 2012 and $48.7 million in the fourth quarter 2011 related to restructuring and other nonrecurring charges and the 2011 goodwill impairment charge.  This increase in operating expense was driven by the addition of the ECG Scanning and Cardiocore operations in 2012.

On a GAAP basis, net loss for the fourth quarter 2012 was $4.3 million, or a loss of $0.17 per diluted share, compared to a net loss of $49.8 million, or a loss of $2.03 per diluted share, for the fourth quarter 2011 which includes the goodwill impairment charge of $46.0 million.  Excluding expenses related to restructuring and other nonrecurring charges, adjusted net loss for the fourth quarter 2012 was $2.3 million, or a loss of $0.09 per diluted share.  This compares to an adjusted net loss of $1.1 million, or a loss of $0.04 per diluted share, for the fourth quarter 2011, which excludes the impact of restructuring and other nonrecurring charges and the goodwill impairment charge.

Full Year 2012 Financial Results

Revenue for the twelve months ended December 31, 2012 was $111.5 million, a decrease of 6.3% compared to $119.0 million reported in the prior year.  Patient services revenue decreased $13.2 million.  Higher patient volume was offset by a decrease in the average reimbursement rate as the service mix changed.  Additionally, product revenue declined $1.6 million with lower volume.  Offsetting this decline was an increase in research services revenue of $7.3 million primarily due to the acquisition of Cardiocore in August 2012.  For the twelve months ended December 31, 2012, patient revenue was comprised of 44% Medicare and 56% commercial.

Gross profit for the twelve months ended December 31, 2012 was $65.9 million, or 59.1% of revenue, compared to $69.9 million, or 58.8% of revenue, in the prior year.  On an adjusted basis, gross profit for the twelve months ended December 31, 2012 was $66.8 million, or 59.9% of revenue, excluding $0.9 million of start-up costs associated with the San Francisco monitoring center.  The increase in adjusted gross profit percentage was related to the impact of cost reductions implemented at the end of 2011 and lower depreciation partially offset by the growth in the lower margin research services business.

On a GAAP basis, operating expenses for the twelve months ended December 31, 2012 were $79.1 million, a decrease of 39.8% compared to $131.3 million in the prior year.  This decrease was primarily driven by a goodwill impairment charge of $46.0 million in 2011.  On an adjusted basis, operating expenses for the full year 2012 declined 5.2% to $73.7 million compared to $77.7 million for the prior year, excluding $5.4 million for the twelve months ended December 31, 2012 and $53.5 million for the twelve months ended December 31, 2011 related to restructuring and other nonrecurring charges and the 2011 goodwill impairment charge.  The decrease in adjusted operating expense was primarily driven by lower employee related expenses due to efficiency measures implemented in the fourth quarter 2011.  Additionally, research and development expenses declined due to prior year expenses incurred for the development of the next generation MCOTTM device which was launched in December 2011.  These reductions were partially offset by the addition of ECG Scanning’s and Cardiocore’s operating expenses.

On a GAAP basis, net loss for the twelve months ended December 31, 2012 was $12.2 million, or a loss of $0.49 per diluted share, compared to a net loss of $61.4 million, or a loss of $2.51 per diluted share, for the twelve months ended December 31, 2011.  Excluding expenses related to restructuring and other nonrecurring charges, adjusted net loss for the twelve months ended December 31, 2012 was $6.9 million, or a loss of $0.28 per diluted share.  This compares to an adjusted net loss of $7.9 million, or a loss of $0.32 per diluted share, for the twelve months ended December 31, 2011, which also excludes the impact of restructuring and other nonrecurring charges.

Liquidity

As of December 31, 2012, the Company had total cash and investments of $18.3 million compared to $46.5 million as of December 31, 2011, a decrease of $28.2 million.  The significant uses of cash during 2012 included $22.0 million related to the acquisition of Cardiocore, $5.8 million related to the acquisition of ECG Scanning, $6.0 million for capital expenditures, primarily medical devices, and $1.6 million related to the settlement of the shareholder and patent litigation.  Positive operating cash flow from the Company’s core business helped offset these expenditures.  In addition, the Company significantly reduced its accounts receivable balance which resulted in a decrease in the Company’s DSO to 56 days at year-end.  This reflects a 19 day decrease compared to year end 2011 and an 11 day reduction compared to the third quarter 2012.

Conference Call

CardioNet, Inc. will host an earnings conference call on Wednesday, February 13, 2013, at 5:00 PM Eastern Time.  The call will be simultaneously webcast on the investor information page of our website, www.cardionet.com.  The call will be archived on our website and will also be available for two weeks via phone at 888-286-8010, access code 37095865.

About CardioNet

CardioNet is the leading provider of ambulatory, continuous, real-time outpatient management solutions for monitoring relevant and timely clinical information regarding an individual’s health.  CardioNet’s initial efforts are focused on the diagnosis and monitoring of cardiac arrhythmias, or heart rhythm disorders, with a solution that it markets as Mobile Cardiac Outpatient TelemetryTM (MCOTTM).  More information can be found at http://www.cardionet.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in the Company’s future.  These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations.  These factors include, among other things, the effect of the Cardiocore acquisition on our business operations and financial results and our ability to successfully integrate its operations into our business, the national rate set by the Centers for Medicare and Medicaid Services (“CMS”) for our mobile cardiovascular telemetry service, effects of changes in health care legislation, effectiveness of our cost savings initiatives, relationships with our government and commercial payors, changes to insurance coverage and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services, patent protection, adverse regulatory action, and litigation success.  For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

	Three Months Ended
	(unaudited)
Consolidated Statements of Operations (In Thousands, Except Per Share Amounts)	December 31, 2012	December 31, 2011

Revenue	$29,959	$26,784
Cost of revenue	12,792	10,154
Gross profit	17,167	16,630
Gross profit %	57.3%	62.1%

Operating expenses:
Goodwill impairment charge	—	45,999
General and administrative expense	8,368	7,697
Sales and marketing expense	6,949	5,740
Bad debt expense	2,846	3,524
Research and development expense	1,296	1,326
Integration, restructuring and other charges	2,492	1,902
Total operating expenses	21,951	66,188

Loss from operations	(4,784)	(49,558)
Interest and other (expense), net	(39)	37

Loss before income taxes	(4,823)	(49,521)
Benefit (provision) for income taxes	474	(240)
Net loss	$(4,349)	$(49,761)

Loss per Share:
Basic	$(0.17)	$(2.03)
Diluted	$(0.17)	$(2.03)

Weighted Average Shares Outstanding:
Basic	25,215	24,550
Diluted	25,215	24,550

	Twelve Months Ended
	(unaudited)
Consolidated Statements of Operations (In Thousands, Except Per Share Amounts)	December 31, 2012	December 31, 2011

Revenue	$111,494	$119,022
Cost of revenue	45,593	49,076
Gross profit	65,901	69,946
Gross profit %	59.1%	58.8%

Operating expenses:
Goodwill impairment charge	—	45,999
General and administrative expense	32,644	35,011
Sales and marketing expense	25,604	27,821
Bad debt expense	11,912	12,080
Research and development expense	4,664	5,698
Integration, restructuring and other charges	4,236	4,659
Total operating expenses	79,060	131,268

Loss from operations	(13,159)	(61,322)
Interest and other income, net	52	144

Loss before income taxes	(13,107)	(61,178)
Benefit (provision) for income taxes	905	(244)
Net loss	$(12,202)	$(61,422)

Loss per Share:
Basic	$(0.49)	$(2.51)
Diluted	$(0.49)	$(2.51)

Weighted Average Shares Outstanding:
Basic	24,934	24,425
Diluted	24,934	24,425

Summary Financial Data	December 31,	December 31,
(In Thousands)	2012	2011
	(unaudited)	(unaudited)
Cash and investments	$18,298	$46,484
Patient accounts receivable, net	13,792	21,028
Other accounts receivable, net	6,515	1,564
Days sales outstanding	56	75
Working capital	24,918	57,177
Total assets	93,048	94,975
Total debt	—	—
Total shareholders’ equity	69,998	77,997

	Three Months Ended
	(unaudited)
	December 31, 2012	December 31, 2011

Stock compensation expense	$1,091	$709

	Twelve Months Ended
	(unaudited)
	December 31, 2012	December 31, 2011

Stock compensation expense	$3,747	$4,006

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Per Share Amounts)

In accordance with Regulation G of the Securities and Exchange Commission, the table set forth below reconciles certain financial measures used in this press release that were not calculated in accordance with generally accepted accounting principles, or GAAP, with the most directly comparable financial measure calculated in accordance with GAAP.

	Three Months Ended
	(unaudited)
	December 31, 2012	December 31, 2011

Operating loss — GAAP	$(4,784)	$(49,558)

Nonrecurring charges (a)	2,672	48,675

Adjusted operating loss	$(2,112)	$(883)

Net loss — GAAP	$(4,349)	$(49,761)

Nonrecurring charges (a)	2,080	48,675

Adjusted net loss	$(2,269)	$(1,086)

Loss per diluted share — GAAP	$(0.17)	$(2.03)

Nonrecurring charges per share (a)	0.08	1.99

Adjusted loss per diluted share	$(0.09)	$(0.04)

(a)   In the fourth quarter of 2012, the Company incurred $2.5 million related to integration, restructuring and other charges, $0.1 million of other nonrecurring expenses primarily for legal fees related to litigation and $0.1 million for the forfeiture and acceleration of certain options.  These charges were partially offset by a $0.6 million tax benefit related to the acquisition of Cardiocore.  In the fourth quarter of 2011, the Company incurred a $46.0 million goodwill impairment charge, $1.9 million of integration, restructuring and other charges primarily related to the settlement of litigation, $0.6 million of other nonrecurring charges primarily for legal fees as well as $0.2 million for the forfeiture and acceleration of certain options.

	Three Months Ended
	(unaudited)
	December 31, 2012	December 31, 2011

Cash provided by operating activities	$1,764	$4,540
Capital expenditures	(1,605)	(1,140)
Free cash flow	$159	$3,400

	Three Months Ended
	(unaudited)
	December 31, 2012	December 31, 2011

Operating loss — GAAP	$(4,784)	$(49,558)
Nonrecurring charges	2,672	48,675
Depreciation and amortization expense	2,782	2,163
Adjusted EBITDA	$670	$1,280

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Per Share Amounts)

In accordance with Regulation G of the Securities and Exchange Commission, the table set forth below reconciles certain financial measures used in this press release that were not calculated in accordance with generally accepted accounting principles, or GAAP, with the most directly comparable financial measure calculated in accordance with GAAP.

	Twelve Months Ended
	(unaudited)
	December 31, 2012	December 31, 2011

Operating loss — GAAP	$(13,159)	$(61,322)

Nonrecurring charges (a)	6,280	53,527

Adjusted operating loss	$(6,879)	$(7,795)

Net loss — GAAP	$(12,202)	$(61,422)

Nonrecurring charges (a)	5,257	53,527

Adjusted net loss	$(6,945)	$(7,895)

Loss per diluted share — GAAP	$(0.49)	$(2.51)

Nonrecurring charges per share (a)	0.21	2.19

Adjusted loss per diluted share	$(0.28)	$(0.32)

(a)   For the twelve months ended December 31, 2012, the Company incurred $4.2 million related to integration, restructuring and other charges, $1.5 million of other nonrecurring charges primarily related to the San Francisco monitoring center and legal fees and $0.6 million for the forfeiture and acceleration of certain options.  These charges were partially offset by a $1.0 million tax benefit related to the acquisitions of ECG Scanning and Cardiocore.  For the year ended 2011, the Company incurred a $46.0 million goodwill impairment charge, $4.6 million of integration, restructuring and other charges primarily related to the settlement of litigation, $1.9 million of other nonrecurring charges primarily related to the acquisition of Biotel and legal fees as well as $1.0 million for the forfeiture and acceleration of certain options.

	Twelve Months Ended
	(unaudited)
	December 31, 2012	December 31, 2011

Cash provided by operating activities	$5,378	$5,030
Capital expenditures	(5,962)	(3,954)
Free cash flow	$(584)	$1,076

	Twelve Months Ended
	(unaudited)
	December 31, 2012	December 31, 2011

Operating loss — GAAP	$(13,159)	$(61,322)
Nonrecurring charges	6,280	53,527
Depreciation and amortization expense	9,123	11,432
Adjusted EBITDA	$2,244	$3,637